Exhibit (m) (2) Calculations for Illustrations for Succession Select 2008 Revisions
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $70,981.78
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$57,566.36
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,251.95
- Mortality & Expense Charge****	$657.32
+ Hypothetical Rate of Return*****	$(825.31)

=	$70,982	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$34.28
2	$34.29
3	$34.30
4	$34.31
5	$34.32
6	$34.32
7	$34.33
8	$34.34
9	$34.35
10	$34.36
11	$34.37
12	$34.38
Total	$411.95

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(69.97)
2	$(69.75)
3	$(69.54)
4	$(69.31)
5	$(69.10)
6	$(68.88)
7	$(68.66)
8	$(68.45)
9	$(68.24)
10	$(68.02)
11	$(67.80)
12	$(67.59)
Total	$(825.31)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$70,981.77
- Year 5 Surrender Charge	$18,694.85

=	$52,287	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $85,162.20
= $1,000,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$66,985.17
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,246.78
- Mortality & Expense Charge****	$742.17
+ Hypothetical Rate of Return*****	$4,015.98

=	$85,162	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$33.93
2	$33.93
3	$33.92
4	$33.91
5	$33.91
6	$33.90
7	$33.90
8	$33.89
9	$33.88
10	$33.88
11	$33.87
12	$33.86
Total	$406.78

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$330.99
2	$331.65
3	$332.31
4	$332.98
5	$333.65
6	$334.31
7	$334.99
8	$335.66
9	$336.34
10	$337.02
11	$337.70
12	$338.38
Total	$4,015.98
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$85,162.20
– Year 5 Surrender Charge	$18,694.85

=	$66,467	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $101,780.30
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$77,591.22
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,240.85
- Mortality & Expense Charge****	$837.72
+ Hypothetical Rate of Return*****	$10,117.65

=	$101,780	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$33.54
2	$33.51
3	$33.49
4	$33.47
5	$33.44
6	$33.42
7	$33.39
8	$33.37
9	$33.34
10	$33.32
11	$33.29
12	$33.27
Total	$400.85

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$811.74
2	$817.30
3	$822.90
4	$828.55
5	$834.24
6	$839.98
7	$845.76
8	$851.59
9	$857.47
10	$863.39
11	$869.36
12	$875.37
Total	$10,117.65

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$101,780.30
– Year 5 Surrender Charge	$18,694.85

=	$83,085	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $69,218.79
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$56,267.96
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,748.38
- Mortality & Expense Charge****	$643.22
+ Hypothetical Rate of Return*****	$(807.58)

=	$69,219	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$55.61
2	$55.63
3	$55.64
4	$55.66
5	$55.67
6	$55.69
7	$55.71
8	$55.72
9	$55.74
10	$55.75
11	$55.77
12	$55.79
Total	$668.38

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(68.69)
2	$(68.44)
3	$(68.19)
4	$(67.93)
5	$(67.68)
6	$(67.42)
7	$(67.17)
8	$(66.91)
9	$(66.66)
10	$(66.42)
11	$(66.16)
12	$(65.91)
Total	$(807.58)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$69,218.78
– Year 5 Surrender Charge	$18,694.85

=	$50,524	(rounded to the nearest dollar)

II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $83,153.33
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$65,537.66
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,740.13
- Mortality & Expense Charge****	$726.78
+ Hypothetical Rate of Return*****	$3,932.58

=	$83,153	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$55.05
2	$55.04
3	$55.04
4	$55.03
5	$55.02
6	$55.01
7	$55.01
8	$55.00
9	$54.99
10	$54.99
11	$54.98
12	$54.97
Total	$660.13

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$325.05
2	$325.53
3	$326.01
4	$326.50
5	$326.98
6	$327.46
7	$327.95
8	$328.44
9	$328.93
10	$329.42
11	$329.91
12	$330.40
Total	$3,932.58
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$83,153.33
– Year 5 Surrender Charge	$18,694.85

=	$64,458	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $17,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $99,493.07
= $1,000,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$75,980.49
+ Annual Premium*	$17,000.00
- Premium Expense Charge**	$850.00
- Monthly Deduction***	$1,730.68
- Mortality & Expense Charge****	$820.85
+ Hypothetical Rate of Return*****	$9,914.11

=	$99,493	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$54.42
2	$54.39
3	$54.35
4	$54.32
5	$54.28
6	$54.24
7	$54.21
8	$54.17
9	$54.13
10	$54.09
11	$54.06
12	$54.02
Total	$650.68

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$797.42
2	$802.52
3	$807.64
4	$812.82

Month	Interest
5	$818.03
6	$823.28
7	$828.57
8	$833.92
9	$839.30
10	$844.72
11	$850.19
12	$855.70
Total	$9,914.11
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$99,493.07
– Year 5 Surrender Charge	$18,694.85

=	$80,798	(rounded to the nearest dollar)